    As filed with the Securities and Exchange Commission on November 5, 1998

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                         AMERICAN RETIREMENT CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   62-16474303
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

                          111 WESTWOOD PLACE, SUITE 402
                           BRENTWOOD, TENNESSEE 37027
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                         AMERICAN RETIREMENT CORPORATION
                            1997 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                  W. E. SHERIFF
                          111 WESTWOOD PLACE, SUITE 402
                           BRENTWOOD, TENNESSEE 37027
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (615) 221-2250
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED                PROPOSED
                                                    MAXIMUM OFFERING             MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE         PRICE PER SHARE(*)      AGGREGATE OFFERING           AMOUNT OF
   TO BE REGISTERED            REGISTERED                                       PRICE(*)             REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
     COMMON STOCK            566,750 SHARES             $14.9375                $8,465,829                $2,354
---------------------------------------------------------------------------------------------------------------------

* The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act and is based on the average of the high and low price per share of the Registrant's Common Stock as reported on The New York Stock Exchange on November 3, 1998.

   This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $.01 per share (the "Common Stock"), of American Retirement Corporation, a Tennessee corporation (the "Registrant"), issuable pursuant to the American Retirement Corporation 1997 Stock Incentive Plan. The Registrant's previously filed Registration Statement on Form S-8 (No. 333-28657), as filed with the Securities and Exchange Commission (the "Commission") on June 6, 1997, is hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

   The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference:

         (1) The Registrant's Prospectus Supplement, dated July 30, 1998, and the accompanying Prospectus, dated July 9, 1998, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registrant's Registration Statement on Form S-3 (Registration No. 333-54015);

         (2) The Registrant's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1997, as filed with the Commission on February 17, 1998;

         (3) The Registrant's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1997, as filed with the Commission on February 17, 1998;

         (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (5)      The Registrant's Current Report on Form 8-K, dated May 29,
                  1998;

         (6)      The Registrant's Current Report on Form 8-K, dated July 28,
                  1998;

         (7)      The Registrant's Current Report on Form 8-K, dated July 30,
                  1998;

         (8) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

         (9) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A, dated May 22, 1997, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

   All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.


Item 8. Exhibits

        See Exhibit Index (Page II-5)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 5th day of November, 1998.


                                       AMERICAN RETIREMENT CORPORATION

                                       By:  /s/ W. E. Sheriff
                                            ------------------------------------
                                            W. E. Sheriff
                                            Chairman and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints W. E. Sheriff and George T. Hicks, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
/s/ W. E. Sheriff                           Chairman and Chief                           November 5, 1998
---------------------------------------     Executive Officer (Principal
W. E. Sheriff                               Executive Officer)

/s/ George T. Hicks
---------------------------------------     Executive Vice President -                   November 5, 1998
George T. Hicks                             Finance
                                            Chief Financial Officer
                                            (Principal Financial and
                                            Accounting Officer)

/s/ H. Lee Barfield II                      Director                                     November 5, 1998
---------------------------------------
H. Lee Barfield II

                                            Director
---------------------------------------
Jack O. Bovender, Jr.

               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
/s/ Frank M. Bumstead                       Director                                     November 5, 1998
---------------------------------------
Frank M. Bumstead

/s/ Christopher J. Coates                   Director                                     November 5, 1998
---------------------------------------
Christopher J. Coates

/s/ Robin G. Costa                          Director                                     November 5, 1998
---------------------------------------
Robin G. Costa

/s/ Clarence Edmonds                        Director                                     November 5, 1998
---------------------------------------
Clarence Edmonds

/s/ John A. Morris, Jr., M.D.               Director                                     November 5, 1998
---------------------------------------
John A. Morris, Jr., M.D.

/s/ Daniel K. O'Connell                     Director                                     November 5, 1998
---------------------------------------
Daniel K. O'Connell

/s/ Robert G. Roskamp                       Director                                     November 5, 1998
---------------------------------------
Robert G. Roskamp

                                            Director
---------------------------------------
Nadine C. Smith

                                            Director
---------------------------------------
Laurence J. Stuesser

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------
5                 Opinion of Bass, Berry & Sims PLC
23.1              Consent of Bass, Berry & Sims PLC (included in Exhibit 5)
23.2              Consent of KPMG Peat Marwick LLP
24                Power of Attorney (included on Page II-3)